AMENDMENT NO. 1
TO
INVESTMENT SUB-ADVISORY AGREEMENT


	THIS AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the "Amendment")
 is effective as of June 30, 2016, by and between
The Variable Annuity Life Insurance Company ("VALIC") and
Metropolitan West Capital Management, LLC (the "Subadviser").

	RECITALS

       WHEREAS, VALIC and VALIC Company II ("VC II") entered into an Investment Advisory Agreement dated
January 1, 2002; and

       WHEREAS, VALIC and the Subadviser are parties to that certain Investment Sub-Advisory Agreement dated February 8, 2010 (the "Agreement"), with respect to the Funds listed on Schedule A thereto (the "Subadvisory Agreement"); and

       WHEREAS, the Subadviser will merge with and into its affiliate, Wells Capital Management Incorporated ("WellsCap"), on or about
July 1, 2016, and pursuant to the terms thereof WellsCap will be the surviving company; and

       WHEREAS, under the circumstances, the merger will not constitute an assignment of the Subadvisory Agreement for purposes of Section 15(a)(4)
 of the Investment Company Act of 1940, as amended; and

       WHEREAS, the parties hereto desire to amend the Subadvisory Agreement to reflect that WellsCap will be the party to the agreement subsequent to the merger described above.

       NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Subadviser agree as follows:

1.	References to the Subadviser.  All references to
"Metropolitan West Capital Management, LLC," or any abbreviation thereof, are hereby deleted and replaced with "Wells Capital Management Incorporated."

2.	Counterparts.  This Amendment may be executed in two or
 more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.  Except as expressly supplemented,
amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.









       (Signature page follows)


IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


By:
Name:  Thomas M. Ward
Title:    Vice President - Investments



METROPOLITAN WEST CAPITAL MANAGEMENT, LLC


By:
Name:  Suzanne Lavaty
Title:    Operations Manager


Acknowledged By:

WELLS CAPITAL MANAGEMENT INCORPORATED


By:
Name:  Jennifer Kelliher
Title:   Client Service Manager